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SALOMON INC                                                                                   EXHIBIT 21

Subsidiaries of the Registrant
Name under which business is conducted                                                        Jurisdiction
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Basis Petroleum, Inc.                                                                         Texas
Phibro Inc.                                                                                   Delaware
    Phibro Commodities                                                                        United Kingdom
    Phibro Energy Clearing Inc.                                                               Delaware
    Phibro Trading Pte. Ltd.                                                                  Singapore
    Scanports Shipping Inc.                                                                   Delaware
    Phibro GmbH                                                                               Switzerland
    Phibro Holdings Limited                                                                   United Kingdom
Phibro Energy Production, Inc.                                                                Delaware
    White Nights Limited Liability Company (45% owned)                                        Russia
Phibro Resources Corp.                                                                        Delaware
     The S.W. Shattuck Chemical Co., Inc.                                                     Colorado
Philipp Brothers, Inc.                                                                        New York
     Philipp Brothers Trading Corporation                                                     Delaware
Salomon Inc SI Financing Trust I                                                              Delaware
Salomon Brothers Holding Company Inc                                                          Delaware
    Loan Participation Holding Corporation                                                    Delaware
      Home Mortgage Access Corporation                                                        District of Columbia
        Home Mac Mortgage Securities Corporation                                              District of Columbia
    Salomon Brothers Asia Capital Corp.                                                       Delaware
    Salomon Brothers Asset Management Inc.                                                    Delaware
    Salomon Brothers Australia Limited                                                        Australia
    Salomon Brothers Canada Holding Company Inc.                                              Canada
      Salomon Brothers Canada Inc                                                             Canada
    Salomon Brothers Finance AG                                                               Switzerland
    Salomon Brothers Housing Investment Inc                                                   Delaware
    Salomon Brothers Inc                                                                      Delaware
    Salomon Brothers Mortgage Securities Inc.                                                 Delaware
    Salomon Brothers Mortgage Securities II, Inc.                                             Delaware
    Salomon Brothers Motel Corp.                                                              Delaware
    Salomon Brothers Pacific Holding Company Inc                                              Delaware
    Salomon Brothers Realty Corp.                                                             New York
    Salomon Brothers Russia Holding Co.                                                       Russia
       A.O. Salomon Brothers                                                                  Russia


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SALOMON INC                                                                                   EXHIBIT 21
Subsidiaries of the Registrant                                                                (continued)

Name under which business is conducted                                                        Jurisdiction
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    Salomon Brothers S.A.                                                                     France
    Salomon Brothers SIM, SpA                                                                 Italy
    Salomon Brothers Tosca Inc                                                                Delaware
    Salomon International Limited                                                             Delaware
      Salomon Brothers Europe Limited                                                         United Kingdom
        Salomon Brothers International Limited                                                United Kingdom
        Salomon Brothers UK Equity Limited                                                    United Kingdom
        Salomon Brothers UK Limited                                                           United Kingdom
    Salomon (International) Finance AG                                                        Switzerland
      Salomon Brothers Overseas Inc and Branch                                                Cayman Islands
      Salomon Brothers Asia Limited                                                           Hong Kong
      Salomon Brothers Hong Kong Limited                                                      Hong Kong
    SB/OT Participation Corp.                                                                 Delaware
    Salomon Capital Access for Savings Institutions, Inc.                                     Delaware
      Salomon Capital Access Corporation                                                      Delaware
    Salomon Forex Inc                                                                         Delaware
    Salomon Plaza Holdings Inc                                                                Delaware
      Plaza Holdings, Inc.                                                                    Delaware
        Salomon Brothers Finance Corporation & Co. beschrankt haftende KG                     Germany
         Salomon Brothers AG                                                                  Germany
    Salomon Swapco Inc                                                                        Delaware
    SB Contractual Products Inc.                                                              Delaware
    SARCO                                                                                     Delaware
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